Exhibit 99.2

CONTRACT AND RATE QUOTATION

THIS CONTRACT AND RATE QUOTATION (“AGREEMENT”) is dated November 18, 2005 (the “Effective Date”), by and between NATIONAL DISTRIBUTION CENTERS, L.P., with offices at 71 West Park Avenue, Vineland, New Jersey 08360 (hereinafter “NDC”) and ENESCO GROUP, INC. (“ENESCO”), with offices at 225 Windsor Drive, Itasca, IL 60143-1225.

WITNESSETH:

WHEREAS: ENESCO has certain goods that need to be warehoused and NDC is in the business of warehousing similar types of goods. ENESCO has provided NDC with the warehouse volume specifications for the handling of ENESCO’s goods, which will be incorporated into the Facility SOP (as defined below). The material specifications of the services to be provided by NDC are set forth on Exhibit “A”, attached hereto and incorporated and made a material part hereof;

WHEREAS: ENESCO and NDC have read all of the terms and conditions contained in this Agreement and agree that the relationship between ENESCO and NDC shall be governed by these terms and conditions;

WHEREAS: ENESCO has had an opportunity to negotiate the Rates and Charges set forth in Exhibit “B”, attached hereto and incorporated and made a material part hereof, and hereby agrees to make payment pursuant to this Agreement and said Exhibit “B”;

WHEREAS: ENESCO has chosen NDC to act as a third party logistics (“3PL”) provider, for, inter alia, its expertise and professionalism and NDC shall be held accountable and responsible for performance.

NOW THEREFORE, in consideration for the mutual promises and covenants set forth below, and intending to be legally bound, the parties agree, as follows:

TERMS AND CONDITIONS

1)	ACCEPTANCE

a)	This Agreement, including accessorial charges, attached hereto as Exhibit B, and made a part hereof, must be accepted within 30 days from the proposal date by signature of ENESCO on the appropriate page of this Agreement. In the absence of written acceptance, the act of tendering goods described herein for storage or other services by NDC within 30 days from the proposal date shall constitute such acceptance by ENESCO.

b)	In the event that goods tendered for storage or other services do not conform to the description contained herein, or conforming goods are tendered after 30 days from the proposal date without prior written acceptance by ENESCO as provided in paragraph (a) of this section, NDC may refuse to accept such goods. If NDC accepts such goods, ENESCO agrees to rates and charges as set forth in this Agreement, and to all other terms and conditions of this Agreement.

AGREEMENT

1.	SERVICES AND STAFFING

NDC shall perform all services set forth in this Agreement, including but not limited to those set forth on Exhibit A attached hereto, (collectively, the “Services”) at the distribution center located at 510 S. Enterprise Drive, Lebanon, IN 46052 (the “Facility”) in accordance with the terms of this Agreement and as otherwise directed by ENESCO.

NDC shall provide, in accordance with, and subject to the pricing cap in Exhibit B and the Pricing Sheet attached in Supplement 1, sufficient competent, knowledgeable and fit personnel to properly and economically perform the Services. In the event that any of NDC’s personnel are, in ENESCO’s good faith opinion, objectionable, upon receipt of ENESCO’s complaint, NDC will immediately investigate and take appropriate action.

NDC will provide and maintain, at its cost, at all times during this Agreement, all equipment, in good and working condition, required to perform the Services.

NDC will provide ENESCO with a copy of NDC’s general standard operating procedures for 3PL services by no later than the Effective Date. NDC and ENESCO agree to negotiate standard operating procedures for the Facility (the “Facility SOP”) by February 1, 2006, which are incorporated into and made a part of this Agreement by reference. The Facility SOP will not be modified without the prior written approval of ENESCO and NDC.

2.	COMPLIANCE

In performing the Services, NDC shall comply with all applicable state, federal and local laws and regulations (including, without limitation, OSHA and the Fair Labor Standards Act).

3.	LOSS AND DAMAGE

A.	During the term of this Agreement, NDC shall have the exclusive care, custody and control of all property tendered by ENESCO (the “Product”) from the time it is received by NDC at the Facility until it is removed from the Facility. NDC shall be liable for any loss (including, without limitation, any theft or shrinkage) or damage caused to Product and other property stored at the Facility as a result of NDC negligence or willful misconduct. NDC shall receive a shrinkage allowance of one-tenth of one percent (0.10%) of the inventory throughput (based on unit count) at the Facility for the first six months from the Effective Date and, for the remainder of the term of this Agreement thereafter at five-hundredths of one percent (0.05%) of the annualized (on each full calendar year or pro rated portion thereof) inventory throughput (based on unit count) at the Facility. NDC is responsible for all shrinkage and theft above the shrinkage allowance pursuant hereto.

B.	ENESCO shall file any claim with NDC for loss or damage within six (6) months of the date ENESCO learns of such loss or damage. Within sixty (60) calendar days after receipt of any claim, NDC will either pay the manufacturer’s landed cost or refuse payment in writing in accordance with the agreed upon Facility standard operating procedures (as referenced in Section 1 above).

C.	ENESCO claim must be supported by reasonably detailed copies of documentation of its landed cost at the Facility (i.e., manufacturing costs plus freight, handling, duties and licensor royalties) for the damaged items.

D.	If NDC learns of any loss or damage to Product and/or property in the Facility, NDC will immediately notify ENESCO of such fact and request instructions.

4.	PERIOD OF AGREEMENT

The term of this Agreement is from the Effective Date through December 31, 2010. The anticipated Facility opening date is currently scheduled for December 19, 2005, with first inbounds to be received through inventory transfer on December 27, 2005. NDC will commence billing for storage related charges (i.e., those listed as “Fixed –Storage Costs” in Section II of the Pricing Sheet on Supplement 1 to this Agreement) on January 1, 2006 for the total monthly Facility space under lease. NDC will invoice ENESCO for fixed and variable labor costs (i.e., those listed as “Fixed – Labor Costs” in Section I and as “Variable – Labor Costs” in Section III of the Pricing Sheet on Supplement 1 to this Agreement) incurred in December 2005 for training, Facility preparation and Product receiving. ENESCO and NDC will negotiate any agreed-upon renewal term for this Agreement during the six (6) months prior to expiration of this Agreement. NDC will not invoice ENESCO for any start-up fees incurred in connection with this Agreement other than those specified in the Pricing Sheet attached to this Agreement.

The termination or expiration of this Agreement shall not relieve or release either party from any rights, liabilities or obligations that may have accrued under the law or terms of this Agreement prior to such termination or expiration.

5.	TAXES

ENESCO agrees to pay directly to the taxing authority all property taxes, licenses, and charges and assessments on ENESCO Product and ENESCO personal property within the Facility levied by any properly constituted governmental authority. NDC agrees to pay and hold ENESCO harmless from all taxes assessed or levied upon NDC with respect to the Services and the Facility.

6.	FACILITY AND EQUIPMENT

NDC agrees that it will not use the Facility for any purpose other than for the performance of the Services, and or public warehousing business for compatible products of non-direct competing companies. NDC will not permit any third party to have access to ENESCO Product and property at the Facility without the prior written approval of ENESCO. In the event the Facility (or any other facility used to perform the Services) is used to store or otherwise handle hazardous or flammable materials of NDC or any third party, or any other materials that result in an increased premium on the insurance carried by ENESCO covering loss of the Product (collectively, “Hazardous Materials”), NDC agrees that it will either take all steps necessary, or required by ENESCO’s insurers, to eliminate the increase in any ENESCO insurance premium associated with or related to the Hazardous Materials or NDC will reimburse ENESCO upon demand by ENESCO for the increase in ENESCO’s insurance premiums associated with or related to NDC’s storage or handling of the Hazardous Materials.

NDC agrees that it will maintain the Facility in proper working condition at all times during the term of this Agreement. NDC shall not make any changes in the Facility or purchase any additional racking, information technology software/hardware, or material handling equipment affecting costs without the prior written approval of ENESCO.

ENESCO will have access to the Facility at all times during normal business hours for the Facility. ENESCO will provide advance notice of any personnel desiring access to the Facility reasonably in advance to permit NDC to arrange for an escort at the Facility.

7.	TITLE

NDC will provide immediate notification of Product received at the Facility for storage on ENESCO’s behalf by proper recording of receipts. The receipt by NDC’s warehouse management system (“WMS”) is acknowledgement of the Product having been received in good condition unless otherwise noted by NDC (subject to the Facility SOP). It is expected that such notifications will take place electronically (in an agreed upon format) between both ENESCO and NDC.

Title to ENESCO Product shall remain with ENESCO until title is transferred at ENESCO’s direction.

If ENESCO instructs NDC to store and segregate third-party product, NDC shall segregate such products from ENESCO Product, to facilitate visual periodic inspection, if required by ENESCO.

NDC will pay promptly all indebtedness for labor, materials, tools, and equipment incurred by it in the performance of this Agreement and will not allow any liens to attach to ENESCO Product and property for any reason. NDC will have sole responsibility to all vendors (including the lessor of the Facility) of NDC. There are no third-party beneficiaries to this Agreement. Further, in the event ENESCO requires a waiver from the landlord of the Facility of any and all claims that the landlord of the Facility may have against the Property, NDC will use commercially reasonable efforts to obtain such waiver within ten (10) calendar days.

NDC will only use ENESCO property for the benefit of ENESCO.

8.	INDEMNIFICATION

NDC will indemnify ENESCO against liability, loss and expense incurred by ENESCO resulting from, arising from, or in any way related to: (i) NDC negligent acts or omissions or willful misconduct in its performance of this Agreement; (ii) any NDC vendor of equipment, software or other goods or services; (iii) any employment liability and employment practices liability for NDC’s personnel performing the Services; or (iv) any governmental or regulatory fines or assessments related to the Facility and NDC’s performance of the Services and operation of the Facility; provided, however, this indemnity shall not apply to the extent such liability, loss or expense is caused by the negligence or willful misconduct of ENESCO.

ENESCO will indemnify NDC against liability, loss and expense incurred by NDC resulting from, arising from, or in any way related to: (i) ENESCO’s negligent acts or omissions or willful misconduct in its performance of the Agreement; (ii) any ENESCO vendor of equipment, software or other goods or services; (iii) any employment liability and employment practices liability for ENESCO’s personnel performing pursuant to this Agreement; or (iv) any governmental or regulatory fines or assessments related to ENESCO’s performance of this Agreement provided, however, this indemnity shall not apply to the extent such liability, loss or expense is caused by the negligence or willful misconduct of NDC.

9.	SAFETY AND HEALTH

NDC shall develop, implement, continually maintain and improve a formal and written safety and health program. NDC will conduct reviews of its safety and health programs and provide ENESCO with the results of those reviews in writing upon request by ENESCO.

NDC shall comply with safety practices required by law and such additional safety measures, as both parties deem necessary.

NDC will prepare and maintain a disaster recovery plan for the Facility that is reasonably satisfactory to ENESCO. NDC will provide ENESCO with a copy of the disaster recovery plan on or before March 1, 2006.

10.	FORCE MAJEURE

Except as otherwise provided, the obligations of NDC to furnish and of ENESCO to use, the Services provided for in the Agreement shall be temporarily abated during any period(s) in which either of the parties is unable to comply with the requirements of this Agreement by reasons of any Act of God or the public enemy, or other similar contingencies, beyond the reasonable control of the affected party. By way of clarification, labor troubles (e.g., strike or slow-down) with NDC employees or contractors are not considered a force majeure event. Similarly, failure to pay an undisputed invoice by ENESCO for any reason will not constitute a force majeure event. The Party affected shall promptly notify the other party in writing, stating reasons for its inability to comply with the provisions of the Agreement. Notwithstanding the foregoing, NDC shall not be excused from performance of the Services by a force majeure event to the extent that compliance with NDC’s disaster recovery plan will avoid any such nonperformance. Further, if any event of force majeure (which is not an ENESCO force majeure event) continues and prevents performance by NDC for more than thirty (30) days ENESCO may, in its sole discretion, terminate this Agreement, without further liability other than as specified in Section 13 below, upon fifteen (15) calendar days prior written notice to NDC.

11.	INSURANCE

ENESCO shall maintain a standard fire and extended coverage insurance policy on its Property in the Facility sufficient to cover loss of the Property for reasons other than the negligence and willful misconduct of NDC and any shrinkage or other liability of NDC under this Agreement.

NDC agrees to purchase and carry during the terms of this Agreement and any extensions hereof:

A.	Policies of automobile liability insurance covering bodily injury and property damage liability in the amount of ONE MILLION ($1,000,000) combined single limit per accident. The automobile liability insurance required of NDC under the terms of this Agreement shall insure NDC, its directors, officers, employees and liability for agents and subcontractors and all owned, hired, leased, and non-owned vehicles used in connection with this Agreement.

B.	Policies of general liability insurance including blanket contractual liability, personal injury liability and completed operations covering bodily injury and property damage of an amount not less than ONE MILLION DOLLARS ($1,000,000) combined single limit per occurrence, FIVE MILLION DOLLARS ($5,000,000) general aggregate, ONE MILLION DOLLARS ($1,000,000) products completed operations aggregate, ONE MILLION DOLLARS ($1,000,000) personal and advertising injury. NDC also agrees to carry: (i) excess liability insurance with a limit of liability not less than FIVE MILLION DOLLARS ($5,000,000) per occurrence and in the aggregate. The commercial general liability policy required by NDC under the terms of the Agreement shall insure NDC, its directors, officers, employees, and NDC liability for agents and subcontractors, and shall also include contractual liability covering all indemnification wording contained in this Agreement.

C.	NDC agrees to purchase and carry, and to require its subcontractors or agents to purchase and carry, during the term of this Agreement and any extensions hereof policies of workers’ compensation and unemployment insurance required by the laws of Indiana, protecting and covering NDC and its employees, subcontractors and their employees in such amounts as are required by the statutes of Indiana.

D.	NDC agrees to purchase and carry a minimum of FIVE MILLION DOLLARS ($5,000,000) and a maximum of FIVE MILLION DOLLARS ($5,000,000) of NDC Warehouse Legal Liability for the protection of ENESCO product.

E.	The insurance carrier(s) specified must possess a rating of A- or higher in the Best’s Key Rating Guide.

F.	Enesco Group, Inc. and its subsidiaries and affiliates for the benefit of itself and its affiliated entities and subsidiaries and their respective directors and officers, employees, representatives and agents (collectively, the “Enesco Parties”), must be named as additional insured parties with respect to commercial general liability, commercial automobile liability, warehouse legal liability and excess liability. All policies must be primary over any coverage held by ENESCO with respect to any liability of NDC arising under this Agreement and contain a provision that the policy will not be cancelled, failed to be renewed or materially altered without thirty (30) days’ prior written notice to ENESCO. If NDC elects to self-insure any of the insurance required of NDC hereunder, then the self-insured will be considered an insurance carrier for purposes of this paragraph. Each self-insured retention(s) and all deductible amounts will be treated as though they were recoverable under required insurance. NDC further agrees that general liability insurance will be maintained for two (2) years following the termination of this Agreement or NDC will purchase a tail coverage policy that will provide claims-incurred coverage within the required limits set forth above for any potential matters incurred during the term of this Agreement. NDC waives and must require its insurers to waive all rights of subrogation of any of its insurers against ENESCO and the Enesco Parties on account of any and all claims NDC may have against the Enesco Parties with respect to insurance actually carried or required to be carried pursuant to this Agreement. This subrogation waiver will preclude the assignment of any insurance claim against ENESCO or any of the Enesco Parties by way of subrogation to any insurer. NDC agrees to give immediately to each appropriate insurer, written notice, if required, of the terms of this waiver, and if necessary, have said insurance policies properly endorsed to prevent the invalidation of the insurance coverages by reason of this waiver, if required by the insurance policies. NDC will indemnify, defend and hold ENESCO and the Enesco Parties harmless against any loss or expense, including, without limitation, reasonable attorneys’ fees, resulting from the failure to obtain such insurance subrogation waiver. NDC will submit to ENESCO Certificates of Insurance for all policies prior to execution of this Agreement and upon any policy renewal thereafter. Any incidents, accidents, claims or potential claims of which NDC has knowledge shall be communicated to ENESCO’s risk management department within fifteen (15) days of such knowledge.

If any federal, state or local government authority shall require minimum amounts of insurance in excess of the amounts as prescribed herein, such required insurance minimum will take precedence.

12.	DEFAULT AND TERMINATION

A.	Defaults by either ENESCO or NDC must be cured following written notice from the other within the time period, if any, specified below. If the party in default fails to so cure, the other may terminate this Agreement on written notice to the party in default given in advance, if required below. ENESCO may also terminate this Agreement as set forth in Supplement 1 attached to this Agreement.

B.	The following defaults shall have no cure period, may not be cured by the party in default and the notice of termination may be effective when delivered to the party in default: theft; gross negligence; gross mismanagement; felony violations of the law or its equivalent; or in the event the party becomes insolvent, has a petition under any chapter of the bankruptcy laws filed by or against it, make a general assignment for the benefit of its creditors, or has a receiver appointed for it; or if NDC should, in any instance, attempt to sell, assign, delegate or transfer any of its rights and obligations under this Agreement without having obtained ENESCO’s prior written consent thereto, or if there should occur any material change in NDC ownership, economics or operations. To be considered default hereunder, the party, not its employees as individuals, must be accountable for the theft or felony violation of the law or its equivalent.

C.	All other defaults shall have a forty-five (45) calendar day cure period and termination shall be effective sixty (60) calendar days from the end of the cure period if the defaulting party has been unable to cure.

13.	RIGHTS OF PARTIES UPON TERMINATION

Upon expiration or termination of this Agreement for any reason:

A.	NDC shall return to ENESCO, at the Facility, all inventory, pallets, package materials and other items owned by ENESCO, in the same condition as originally provided, ordinary wear and tear excepted. NDC will be responsible, at its cost, for all: (i) repair to ENESCO materials and equipment made necessary by the acts or omissions of NDC, reasonable wear and tear excepted; and (ii) replacement of ENESCO materials or equipment that is lost or destroyed by NDC or as a result of NDC’s acts or omissions, at the depreciated value at the time of such loss or destruction.

B.	NDC shall return to ENESCO and immediately cease all use of confidential information (as provided in Section 15 below) furnished by ENESCO.

C.	NDC shall return to ENESCO all records, reports and documentation in its possession. However, NDC may keep a copy as confidential and proprietary information subject to Section 15 below.

D.	The obligations of either party relating to termination (this Section 13), loss and damage (Section 3), payment obligations, title (Section 7), confidential information (Section 15) and indemnification (Section 8), as well as any other obligations that by their nature survive the expiration or termination of this Agreement (e.g., purchase of a tail policy under Section 11 above) as set out in this Agreement shall survive the termination, expiration or non-renewal of this Agreement for one (1) year, except for the tail policy coverage required by Section 11 above, which will survive for 2 years, and the parties confidentiality obligations, which will survive without limitation.

E.	If this Agreement is terminated for any reason other than a breach or default by NDC, ENESCO shall, without prejudice to any other rights or remedies of ENESCO, pay any remaining undisputed, approved and unpaid Startup Costs as set forth on Exhibit B within 30 business days of the NDC invoice date as well as any outstanding unamortized principal amounts of capital investments costs approved of in writing and in advance by ENESCO including Warehouse Management System Hardware/Software, Racking, Equipment, and remaining Facility lease expenses/charges for the term of the original Agreement. ENESCO will not be liable for payment of such amounts in the event of a default or breach by NDC.

If this Agreement is terminated prior to the end of the initial term (as set forth in Section 4 above) for a breach or default by NDC, ENESCO will, in its sole discretion and without prejudice to any other rights and remedies of ENESCO at law or in equity (including, without limitation, any right to damages), undertake one of the following:

i)	enter into negotiations with NDC and the lessor of the Facility for ENESCO to assume the lease for the Facility and from and after its assumption of the lease for the Facility, ENESCO will have no further liability to NDC pursuant to this Agreement except as set forth in Section 4 above and this Section 13(E) below;

ii)	continue to pay the monthly “Rent/Cam/Regional” expense line item as set forth in the Pricing Sheet attached in Supplement 1 for the remainder of the initial term of this Agreement and NDC hereby covenants that ENESCO, upon paying said monthly rent, will and may peaceably and quietly hold and enjoy the said Facility and ENESCO will have no additional liability to NDC pursuant to this Agreement except as set forth in Section 4 above and this Section 13(E) below; or

iii)	enter into negotiations with NDC and the lessor of the Facility for a buyout of the lease for the Facility, and upon payment of any agreed lease buyout payment by ENESCO, ENESCO will have no further liability to NDC pursuant to this Agreement except as set forth in Section 4 above.

In the event ENESCO elects subsection (i) or (ii) of this Section 13(E) above, ENESCO agrees to pay NDC for one half (1/2) of the outstanding unamortized principal cost for “Rack Depreciation Expense” (amortized on a daily basis) remaining for the initial term of this Agreement as set forth in the Pricing Sheet attached in Supplement 1. Upon payment of one half of the discounted remaining unamortized principal cost for “Rack Depreciation Expense” as set forth above, NDC hereby irrevocably assigns all ownership, right, title and interest in and to all racking at the Facility to ENESCO, free and clear of all liens.

In the event ENESCO elects subsection (ii) of this Section 13(E) above, ENESCO hereby agrees to indemnify, defend and hold harmless NDC for any liability of NDC arising under the lease for the Facility due to damage to the Facility caused by ENESCO or any third-party 3PL provider contracted by ENESCO to provide services at the Facility.

F.	Within ten (10) calendar days of any termination or expiration of this Agreement, NDC shall release to ENESCO all ENESCO data via an electronic data transfer or file transfer protocol (EDI or FTP, respectively), electronic copy (in a format reasonably requested by ENESCO) and/or hard copy. If any ENESCO data is withheld by NDC, NDC agrees that ENESCO will have no adequate remedy at law and will be entitled to immediate equitable relief, without bond and without the necessity of showing actual money damages. Further, NDC agrees that if ENESCO’s data is withheld by NDC and not returned within ten (10) calendar days of any termination of this Agreement, ENESCO will not be liable to make any payments pursuant to Section 13 or Section 4 above until such time as ENESCO receives its data.

14.	ACCOUNTABILITY-WAREHOUSING

NDC shall maintain complete records on ENESCO Product on NDC’s computer system, showing quantities received, inventoried, shipped, on hand, damaged, plus any other detail as directed by ENESCO. NDC shall provide reports on the foregoing as described in Exhibit E or as subsequently directed by ENESCO. ENESCO may, no more than once per calendar quarter, for the term of this Agreement and for one (1) year after expiration or termination, upon prior notice, audit NDC’s business records, policies and procedures, security and computer systems to confirm the Services, inventories and any handling of the Product. NDC will provide ENESCO and its auditors and inspectors with access to NDC’s management and personnel and any networks, computers, data centers and records for the purpose of performing audits or inspections of NDC’s charges for Services, compliance with policies and procedures, inventories and compliance with the terms of this Agreement. In the event that any overcharge of greater than 20% for Services in any calendar quarter by NDC is discovered during any audit, NDC will immediately refund the amount of any discrepancies, plus interest (at the prime rate as reported in the Wall Street Journal on the date of ENESCO’s invoice to NDC) and will be responsible for and pay, upon invoice, all fees and expenses of ENESCO related to the audit up to five thousand dollars ($5,000). No claim of overcharges may be made by ENESCO more than 12 months following the earlier of the date payment was made or the date ENESCO first learned about any incorrect charge.

15.	CONFIDENTIALITY

A.	NDC is the owner of proprietary and valuable trade secrets and confidential information (“NDC information”) and ENESCO is the owner of proprietary and valuable trade secrets and confidential information (“ENESCO Information”), with each party’s confidential information including but not limited to warehousing methods and processes manufacturing methods and processes, customer lists, manufacturer lists/identities, pricing, intellectual property, marketing and financial plans and data, and product development information and strategic plans.

B.	NDC agrees that all information, materials, documentation and data provided by ENESCO and reproductions thereof relative to ENESCO Information are exclusively ENESCO’s confidential and proprietary property and shall be held in strictest confidence by NDC. Such information shall be disclosed only to such persons in the direct employ of NDC who have a business need to know it and who shall have agreed to abide by the terms of this Agreement. Neither the nature nor the content of any ENESCO Information shall, directly or indirectly, be disclosed to others or used for the benefit of any person other than ENESCO without the prior written permission of ENESCO. NDC recognizes that unauthorized use or disclosure of such information would cause irreparable harm to ENESCO.

C.	ENESCO agrees that all information, materials, documentation and data provided by NDC and reproductions thereof relative to NDC Information are exclusively NDC confidential and proprietary property and shall be held in strictest confidence by ENESCO. Such information shall be disclosed only to ENESCO contractors (excluding any contractor that is a competitor of NDC) that agree in writing to keep the NDC information confidential, and such persons in the direct employ of ENESCO who have a business need to know it and who have agreed to abide by the terms of this Agreement. Neither the nature nor the content of any NDC Information shall, directly or indirectly, be disclosed to others or used for the benefit of any person other than NDC without the prior written permission of NDC. ENESCO recognizes that unauthorized use or disclosure of such information would cause irreparable harm to NDC.

D.	This Agreement shall not protect information communicated between the parties:

(1)	Which the receiving party can demonstrate to have been previously known to it, without restriction, by sources other than the disclosing party; or

(2)	Which is or becomes publicly known through no wrongful act of the receiving party; or

(3)	Which the receiving party can demonstrate to have been independently developed by the receiving party for a party other than disclosing party and without use of any information of the disclosing party; or

(4)	Which is approved for release in writing by the disclosing party.

E.	Nothing in this Agreement shall be construed as granting or conferring any rights by license or otherwise, express or implied, to the information disclosed or obtained pursuant to this Agreement.

16.	NOTICES

NDC shall submit information and documents to ENESCO as follows or as directed in writing by the ENESCO designated Contract Administrator. Either party may change the addresses noted below by advising the other party in writing of the change.

A.	Invoices

ENESCO
Attn:	Michael Rumak

Sr. VP Operations & Chief Information Officer

ENESCO GROUP, INC.

225 Windsor Drive
Itasca, IL 60143

B.	Accountability reports and routine performance summaries:

ENESCO
Attn:	Michael Rumak

Sr. VP Operations & Chief Information Officer

ENESCO GROUP, INC.

225 Windsor Drive
Itasca, IL 60143

C.	Correspondence involving the contractual relationship:

ENESCO
Attn:	Michael Rumak

Sr. VP Operations & Chief Information Officer

ENESCO GROUP, INC.

225 Windsor Drive
Itasca, IL 60143

With a copy to:

General Counsel

ENESCO GROUP, INC.

225 Windsor Drive
Itasca, IL 60143

D.	ENESCO correspondence and payment to NDC:

Correspondence:

James Vogel

President & COO

National Distribution Centers, L.P.
1515 Burnt Mill Road
Cherry Hill, New Jersey 08003

Josiah Knapp
Senior Vice President, General Counsel
National Distribution Centers, L.P.
1515 Burnt Mill Road
Cherry Hill, New Jersey 08003

Darin Richards
National Distribution Centers, L.P.
200 McCormick Blvd.
Columbus, OH 43213

Payments:

National Distribution Centers
71 West Park Avenue
Vineland, NJ 08360
Attention: Accounts Receivables
For specific inquiries regarding all Accounts Receivable issues, contact Paul Davis at 800-922-5088 the Lebanon, IN Facility manager.

17.	INDEPENDENT CONTRACTOR

NDC shall perform this Agreement as an independent contractor hired by ENESCO. Nothing contained herein shall be construed to be inconsistent with this relationship and status. NDC shall take no action inconsistent with this relationship and status. NDC shall be responsible for furnishing all of the labor necessary and space necessary to perform its obligations hereunder. NDC shall have control over the manner in which it and its employees perform the Services provided for hereunder, pursuant to the staffing guidelines of Exhibit B, and the Pricing Sheet attached in Supplement 1. During the term of this Agreement, all personnel assigned to the Services by NDC shall be considered employees of NDC, and NDC shall be responsible for the payment of their entire compensation and all other benefits earned in connection with Services performed pursuant to this Agreement in addition to all amounts, including those related to unemployment, that may be required to be paid after employment. This obligation of NDC includes, without limitation, making all deductions required of employers by state, federal and local laws and making contributions for unemployment compensation funds and the withholding and payment of all taxes and other charges and amounts owed by an employer, including, without limitation, collection of tax at source of wages as required by law and compliance with social security (FICA) and unemployment (FUTA) withholding and payment requirements.

ENESCO hereby authorizes NDC to be its agent for the limited purpose of acting as “consignor” or “receiver” of ENESCO products or materials, equipment and supplies used in the distribution of its Product. Such authorization shall include signing or certifying that ENESCO has properly classified, described, packaged marked or labeled materials or Product for shipment and that they are in proper condition for transportation according to the applicable regulations of the Department of Transportation and the Interstate Commerce Commission. NDC is also authorized to certify and acknowledge receipt, after ascertaining the accuracy of carrier’s count and the delivery condition of the Product or other goods involved.

18.	APPLICABLE LAW

The laws of the State of Illinois shall govern the terms of this Agreement.

19.	DISPUTES & ARBITRATION

Because of the critical importance of the obligations undertaken by NDC under the Agreement to the operations of ENESCO, the expertise which NDC has represented it will utilize in connection with the fulfillment of its obligations, and the reliance of ENESCO on NDC’s expertise for the fulfillment of ENESCO’s business objectives, NDC assumes an independent obligation to continue performance of its obligations under the Agreement in all respects regardless of any dispute (other than non-payment of undisputed amounts by ENESCO) which may arise between ENESCO and NDC in connection with any claims by NDC that ENESCO has breached its obligations under the Agreement. NDC undertakes this independent obligation without prejudice to any rights or remedies it may otherwise have in connection with any dispute between NDC and ENESCO.

20.	SUCCESSORS AND ASSIGNS

This Agreement shall apply to and be binding on the successors and assigns of the parties; provided, however, that no assignment shall be effective without the prior written consent of the non-assigning party. Notwithstanding the foregoing, ENESCO may assign this Agreement in its entirety to any subsidiary or affiliate of ENESCO or to any successor of ENESCO by way of merger, acquisition, reorganization or other corporate transfer.

21.	COUNTERPARTS AND EXCHANGES BY FAX

This Agreement may be executed simultaneously in two (2) or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by fax shall be sufficient to bind the parties to the terms and conditions of this Agreement.

22.	PRESS RELEASES AND FILINGS

ENESCO and NDC shall mutually agree on the timing and contents of any press release(s) related to this Agreement. ENESCO agrees to provide NDC with a courtesy copy of any regulatory filings required by ENESCO in advance of filing.

23.	ENTIRETY

This Agreement, together with the Exhibits specifically referenced and attached hereto, embodies the entire understanding between ENESCO and NDC and there are no Agreements, understanding, conditions, warranties, or representation, oral or written, express or implied, with reference to the subject matter hereof which are not merged herein. Except as otherwise specifically stated, no modification hereto shall be of any force or effect unless: (1) reduced to writing and signed by both parties hereto; and (2) expressly referred to as being modifications of this Agreement.

[Signatures on next page.]

In witness thereof, the parties have caused this Agreement to be executed by their duly authorized representative.

NATIONAL DISTRIBUTION CENTERS ENESCO GROUP, INC.
L.P.

By: /s/ James Vogel	By: /s/ Anthony G. Testolin

James Vogel	Anthony G. Testolin

TITLE: President &	TITLE: Chief Accounting Officer

Chief Operating Officer

DATE: 11/18/2005	DATE: 11/18/2005

EXHIBITS AND SCHEDULES OMITTED

EXHIBIT “A” SERVICES
EXHIBIT “B” SERVICE CHARGES
EXHIBIT “C” REVIEW PERIODS
EXHIBIT “D” SCOPE OF WORK
EXHIBIT “E” REPORTS
SUPPLEMENT 1 ENESCO KEY PERFORMANCE MEASURES
PRICING SHEET